VIASPACE ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

PASADENA, CA.—November 16, 2005—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into commercial hardware and software solutions, today reported financial results for the quarter ended September 30, 2005.

Revenues for the third quarter 2005 were $93,271, as compared with $50,000 in the same quarter of 2004. The increase in revenues reflects additional billings by the Company’s subsidiary, Ionfinity, on a Phase II SBIR contract with the U.S. Air Force. Gross profit for Ionfinity for the third quarter of 2005 was a loss of $16,545 compared with a loss of $6,050 for the comparable quarter of 2004.

Operating expenses for the third quarter of 2005 were $649,578 compared to $30,896 in the third quarter of 2004. Third quarter of 2005 operating expenses consisted of $132,785 in research and development expenses and $516,793 in selling, general and administrative expense. In the third quarter of 2004, there were $30,896 in selling, general and administrative expenses and no research and development expenses.

Other income, net, was $36,535 for the third quarter of 2005 compared to a loss of $33,682 for the same period in 2004. Minority interest in consolidated subsidiaries was $52,186 in the third quarter of 2005 compared to $6,085 for the third quarter of 2004. The third quarter of 2004 also included a loss from discontinued operations of $15,918.

Net loss was $577,402 for the third quarter of 2005, compared to net loss of $80,461 for the same quarter of 2004. The Company’s loss per basic and fully diluted share was less than $0.01 in both quarters.

Commenting on third quarter results, Dr. Carl Kukkonen, Chief Executive of VIASPACE Inc. said, “Ionfinity revenues reflect the Company’s milestone achievements and the Company’s fulfillment of Navy and Air Force contracts. Ionfinity is working to develop a next-generation mass spectrometry (“MS”) technology, which we believe could not only revolutionize the traditional applications of MS, but could also launch a new era of detection systems for homeland security. The technology, which combines two inventions developed at the NASA/Caltech Jet Propulsion Laboratory, could enable the system to provide a 10x increase in sensitivity, a 10x increase in mass range and the ability to miniaturize the product to make it portable and low cost.”

“Additionally, the results for the quarter represent VIAPACE’s spending in R&D and related SG&A costs for the development of Direct Methanol Fuel Cell Corporation’s methanol fuel cartridges. We anticipate that these cartridges will provide the energy source for laptop computers, cell phones and other portable electronic devices to be powered by direct methanol fuel cells. Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. We expect major electronic product manufacturers to introduce fuel cell powered devices into the marketplace in 2007.”

Dr. Kukkonen added, “We continue to invest in our Arroyo Sciences (“ASI”) subsidiary which is developing new technologies, products and services for homeland security based on IP licensed from NASA/Caltech Jet Propulsion Laboratory. The technology being developed utilizes sensor fusion, which combines data from multiple sensors, human observations, and automated inferences to deliver reliable decision support in critical applications where solution speed and confidence are of primary importance. ASI is developing new sensor fusion technologies that expand existing capabilities of, and improve reliability and performance of systems that incorporate video, infrared, X-ray and gamma ray imaging, audio and radio frequency identification. The company has made significant progress and is working to partner with leading U.S. technology companies to develop and bring to market premier homeland security products and technologies.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.
VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

—
This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, there will not be a market for fuel cartridges if the OEMs fail to bring fuel cell powered devices into the marketplace. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

VIASPACE Inc.